EXHIBIT 10.5(d)

Amendment
to the
PracticeWorks, Inc.
2000 Stock Option Plan,
adopted on December 1, 2000,
as amended and restated as of
October 16, 2001

          The following amendment was adopted at a meeting of the Board of Directors of PracticeWorks, Inc. on December 10, 2002.

          Section 14 of the PracticeWorks, Inc. 2000 Stock Option Plan is hereby amended and restated so that it shall read in its entirety as follows:

                    “If (1) PracticeWorks agrees on any date (whether or not such agreement is subject to the approval of PracticeWorks’ shareholders) to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or if (2) a tender offer is made on any date which could lead to a Change in Control (other than a tender offer by PracticeWorks or an employee benefit plan established and maintained by PracticeWorks) and the Board does not recommend to PracticeWorks’ shareholders that the tender offer be rejected, or if (3) there otherwise is a Change in Control of PracticeWorks on any date, then, except as provided below, any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants on such date automatically shall be deemed satisfied in full on such date (the “Change in Control Date”), and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Employee and Director a reasonable period (which period shall not be less than 30 days) to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.  Notwithstanding the default provision in the foregoing sentence, a Certificate relating to an Option, Stock Appreciation Right or Stock Grant may set forth different provisions that shall be applicable thereto on a Change in Control Date.”

PRACTICEWORKS, INC.

/s/ DENNIS J. STOCKWELL

By:	Dennis J. Stockwell
Its:	V.P. & General Counsel
Date: December 10, 2002

Amendment
to the
PracticeWorks, Inc.
2000 Stock Option Plan,
adopted on December 1, 2000,
as amended and restated as of
October 16, 2001

          The following amendment was adopted at a meeting of the Board of Directors of PracticeWorks, Inc. on December 10, 2002.

          Section 10 of the PracticeWorks, Inc. 2000 Stock Option Plan is hereby amended and restated so that it shall read in its entirety as follows:

          “No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Employee’s or Director’s lifetime only by the Employee or Director, except that each Employee or Director granted a Non-ISO under the Plan may transfer such Non-ISO and the related exercise rights other than for value (without obtaining the consent of the Compensation Committee) to a family member (as defined in General Instruction A.1(a)(5) to Form S-8 of the Securities and Exchange Commission and any future amendments thereto). The person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred in accordance with this Section 10 thereafter shall be treated as the Employee or Director for purposes of the Plan.”

PRACTICEWORKS, INC.

/s/ DENNIS J. STOCKWELL

By:	Dennis J. Stockwell
Its:	V.P. & General Counsel
Date: December 10, 2002